-------------------------------------------------------------------------------



                               COSTCO COMPANIES, INC.,

                                       ISSUER,

                                         and

                           Firstar Bank of Minnesota, N.A.,
                                       Trustee






                               -----------------------


                                      INDENTURE

                             Dated as of August 19, 1997


                               -----------------------




                 ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE 2017


-------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                                                                                 Page
                                                                                 ----
ARTICLE 1

                      DEFINITIONS AND INCORPORATION BY REFERENCE



     SECTION 1.01.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.02.  Other Definitions. . . . . . . . . . . . . . . . . . . . . . . .7
     SECTION 1.03.  Incorporation by Reference of Trust Indenture Act. . . . . . . .7
     SECTION 1.04.  Rules of Construction. . . . . . . . . . . . . . . . . . . . . .8

ARTICLE 2

                                    THE SECURITIES

     SECTION 2.01.  Form and Dating. . . . . . . . . . . . . . . . . . . . . . . . .8
     SECTION 2.02.  Execution and Authentication . . . . . . . . . . . . . . . . . .8
     SECTION 2.03.  Registrar, Paying Agent and Conversion Agent . . . . . . . . . .9
     SECTION 2.04.  Paying Agent To Hold Money and Securities in Trust . . . . . . 10
     SECTION 2.05.  Securityholder Lists . . . . . . . . . . . . . . . . . . . . . 10
     SECTION 2.06.  Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . 11
     SECTION 2.07.  Replacement Securities . . . . . . . . . . . . . . . . . . . . 17
     SECTION 2.08.  Outstanding Securities; Determinations of Holders' Action. . . 18
     SECTION 2.09.  Temporary Securities . . . . . . . . . . . . . . . . . . . . . 19
     SECTION 2.10.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . 20
     SECTION 2.11.  CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 3

                               REDEMPTION AND PURCHASES

     SECTION 3.01.  Right to Redeem; Notices to Trustee. . . . . . . . . . . . . . 20
     SECTION 3.02.  Selection of Securities to Be Redeemed . . . . . . . . . . . . 21
     SECTION 3.03.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . 21
     SECTION 3.04.  Effect of Notice of Redemption . . . . . . . . . . . . . . . . 23
     SECTION 3.05.  Deposit of Redemption Price. . . . . . . . . . . . . . . . . . 23
     SECTION 3.06.  Securities Redeemed in Part. . . . . . . . . . . . . . . . . . 23
     SECTION 3.07.  Conversion Arrangement on


                                         i


                                              Call for Redemption. . . . . . . . . 23
     SECTION 3.08.  Purchase of Securities at the Option of the Holder . . . . . . 24
     SECTION 3.09.  Purchase of Securities at Option
                    of the Holder upon Change of Control . . . . . . . . . . . . . 31
     SECTION 3.10.  Effect of Purchase Notice
                    or Change in Control Purchase Notice . . . . . . . . . . . . . 33
     SECTION 3.11.  Deposit of Purchase Price or
                    Change in Control Purchase Price . . . . . . . . . . . . . . . 35
     SECTION 3.12.  Securities Purchased in Part . . . . . . . . . . . . . . . . . 35
     SECTION 3.13.  Covenant to Comply with Securities Laws upon Purchase of
                    Securities . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     SECTION 3.14.  Repayment to the Company . . . . . . . . . . . . . . . . . . . 36

ARTICLE 4

                                      COVENANTS

     SECTION 4.01.  Payment of Securities. . . . . . . . . . . . . . . . . . . . . 36
     SECTION 4.02.  SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . 37
     SECTION 4.03.  Compliance Certificate; Notice of Defaults . . . . . . . . . . 37
     SECTION 4.04.  Further Instruments and Acts . . . . . . . . . . . . . . . . . 38
     SECTION 4.05.  Maintenance of Office or Agency. . . . . . . . . . . . . . . . 38
     SECTION 4.06.  Calculation of Original
                    Issue Discount . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 5

                                SUCCESSOR CORPORATION

     SECTION 5.01.  When Company May Merge or Transfer Assets. . . . . . . . . . . 39
     SECTION 5.02.  Successor Company Substituted. . . . . . . . . . . . . . . . . 40

ARTICLE 6

                                DEFAULTS AND REMEDIES

     SECTION 6.01.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . 40
     SECTION 6.02.  Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.03.  Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . 42
     SECTION 6.04.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . 43
     SECTION 6.05.  Control by Majority. . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 6.06.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . 43
     SECTION 6.07.  Rights of Holders to Receive Payment . . . . . . . . . . . . . 44
     SECTION 6.08.  Collection Suit by Trustee . . . . . . . . . . . . . . . . . . 44
     SECTION 6.09.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . 44
     SECTION 6.10.  Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     SECTION 6.11.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . 45
     SECTION 6.12.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . 46
     SECTION 6.13.  Waiver of Stay, Extension


                                        ii



                    or Usury Laws. . . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE 7

                                       TRUSTEE

     SECTION 7.01.  Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . 47
     SECTION 7.02.  Individual Rights of Trustee . . . . . . . . . . . . . . . . . 48
     SECTION 7.03.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . 48
     SECTION 7.04.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . 49
     SECTION 7.05.  Reports by Trustee to Holders. . . . . . . . . . . . . . . . . 49
     SECTION 7.06.  Compensation and Indemnity . . . . . . . . . . . . . . . . . . 49
     SECTION 7.07.  Replacement of Trustee . . . . . . . . . . . . . . . . . . . . 50
     SECTION 7.08.  Successor Trustee by Merger. . . . . . . . . . . . . . . . . . 51
     SECTION 7.09.  Eligibility; Disqualification. . . . . . . . . . . . . . . . . 51
     SECTION 7.10.  Preferential Collection of Claims Against Company  . . . . . . 51
     SECTION 7.11.  Money Held in Trust. . . . . . . . . . . . . . . . . . . . . . 52

ARTICLE 8

                                DISCHARGE OF INDENTURE

     SECTION 8.01.  Discharge of Liability on Securities . . . . . . . . . . . . . 52
     SECTION 8.02.  Repayment to the Company . . . . . . . . . . . . . . . . . . . 52

ARTICLE 9

                                      AMENDMENTS

     SECTION 9.01.  Without Consent of Holders . . . . . . . . . . . . . . . . . . 53
     SECTION 9.02.  With Consent of Holders. . . . . . . . . . . . . . . . . . . . 53
     SECTION 9.03.  Compliance with Trust Indenture Act. . . . . . . . . . . . . . 54
     SECTION 9.04.  Revocation and Effect of Consents,
                    Waivers and Actions. . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 9.05.  Notation on or Exchange
                    of Securities. . . . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 9.06.  Trustee to Sign Supplemental
                    Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 9.07.  Effect of Supplemental Indentures. . . . . . . . . . . . . . . 55

ARTICLE 10

                                      CONVERSION

     SECTION 10.01. Conversion Privilege . . . . . . . . . . . . . . . . . . . . . 55
     SECTION 10.02. Conversion Procedure . . . . . . . . . . . . . . . . . . . . . 56
     SECTION 10.03. Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 10.04. Taxes on Conversion. . . . . . . . . . . . . . . . . . . . . . 57
     SECTION 10.05. Company to Provide Stock . . . . . . . . . . . . . . . . . . . 58
     SECTION 10.06. Adjustment for Change in
                    Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . 58


                                       iii


     SECTION 10.07. Adjustment for Rights Issue. . . . . . . . . . . . . . . . . . 59
     SECTION 10.08. Adjustment for Other Distributions . . . . . . . . . . . . . . 60
     SECTION 10.09. When Adjustment May Be Deferred. . . . . . . . . . . . . . . . 61
     SECTION 10.10. When No Adjustment Required. . . . . . . . . . . . . . . . . . 61
     SECTION 10.11. Notice of Adjustment . . . . . . . . . . . . . . . . . . . . . 61
     SECTION 10.12. Voluntary Increase . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 10.13. Notice of Certain Transactions . . . . . . . . . . . . . . . . 62
     SECTION 10.14. Reorganization of Company; Special
                    Distributions. . . . . . . . . . . . . . . . . . . . . . . . . 62
     SECTION 10.15. Company Determination Final. . . . . . . . . . . . . . . . . . 63
     SECTION 10.16. Trustee's Adjustment Disclaimer. . . . . . . . . . . . . . . . 64
     SECTION 10.17. Simultaneous Adjustments . . . . . . . . . . . . . . . . . . . 64
     SECTION 10.18. Successive Adjustments . . . . . . . . . . . . . . . . . . . . 64

ARTICLE 11

                                    SUBORDINATION

     SECTION 11.01. Securities Subordinated to Senior
                    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . 64
     SECTION 11.02. No Payment on Securities in
                    Certain Circumstances. . . . . . . . . . . . . . . . . . . . . 65
     SECTION 11.03. Securities Subordinated to Prior
                    Payment of All Senior Indebtedness
                    on Dissolution, Liquidation or
                    Reorganization . . . . . . . . . . . . . . . . . . . . . . . . 66
     SECTION 11.04. Securityholders to be Subrogated
                    to Rights of Holders of Senior
                    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . 67
     SECTION 11.05. Obligations of the Company Uncondi-
                    tional . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     SECTION 11.06. Trustee Entitled to Assume Payments
                    Not Prohibited in Absence of Notices . . . . . . . . . . . . . 68
     SECTION 11.07. Application by Trustee of Assets
                    Deposited with It. . . . . . . . . . . . . . . . . . . . . . . 69
     SECTION 11.08. Subordination Rights Not Impaired by
                    Acts or Omissions of the Company or
                    Holders of Senior Indebtedness . . . . . . . . . . . . . . . . 69
     SECTION 11.09. Securityholders Rights Not Impaired
                    by Acts or Omissions of the Company
                    or Holders of Senior Indebtedness. . . . . . . . . . . . . . . 69
     SECTION 11.10. Right of Trustee to Hold Senior
                    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . 70
     SECTION 11.11. Article XI Not to Prevent Events of
                    Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
     SECTION 11.12. No Fiduciary Duty of Trustee to
                    Holders of Senior Indebtedness . . . . . . . . . . . . . . . . 70

                                    MISCELLANEOUS

     SECTION 12.01. Trust Indenture Act Controls . . . . . . . . . . . . . . . . . 71
     SECTION 12.02. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     SECTION 12.03. Communication by Holders with


                                       iv


                    Other Holders. . . . . . . . . . . . . . . . . . . . . . . . . 72
     SECTION 12.04. Certificate and Opinion as
                    to Conditions Precedent. . . . . . . . . . . . . . . . . . . . 72
     SECTION 12.05. Statements Required in Certificate or Opinion. . . . . . . . . 72
     SECTION 12.06. Separability Clause. . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 12.07. Rules By Trustee, Paying Agent,
                    Conversion Agent and Registrar . . . . . . . . . . . . . . . . 73
     SECTION 12.08. Legal Holiday. . . . . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 12.09. GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 73
     SECTION 12.10. No Recourse Against Others . . . . . . . . . . . . . . . . . . 73
     SECTION 12.12. Successors . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     SECTION 12.12. Multiple Originals . . . . . . . . . . . . . . . . . . . . . . 74


                                           v




















                                         vi


SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
EXHIBIT A  FORM OF FACE OF NOTE. . . . . . . . . . . . . . . . . . . . . . . . . .A-1

                  CROSS-REFERENCE TABLE*

   TIA                                                 Indenture
 Section                                                Section
----------                                              ----------

310(a)(1) ............................................    7.09
   (a)(2) ............................................    7.09
   (a)(3) ............................................    N.A.
   (a)(4) ............................................    N.A.
   (b)    ............................................ 7.07; 7.09
   (c)    ............................................    N.A.
311(a)    ............................................    7.10
   (b)    ............................................    7.10
   (c)    ............................................    N.A.
312(a)    ............................................    2.05
   (b)    ............................................    12.03
   (c)    ............................................    12.03
313(a)    ............................................    7.05
   (b)    ............................................    7.05
   (c)    ............................................    12.02
   (d)    ............................................    7.05
314(a)    ............................................ 4.02; 12.02
   (b)    ............................................    N.A.
   (c)(1) ............................................    12.04
   (c)(2) ............................................    12.04
   (c)(3) ............................................    N.A.
   (d)    ............................................    N.A.
   (e)    ............................................    12.05
   (f)    ............................................    N.A.
315(a)    ............................................    7.01
   (b)    ............................................ 7.04; 12.02
   (c)    ............................................    7.01
   (d)    ............................................    7.01
   (e)    ............................................    6.11
316(a)(last sentence) ................................    2.08
   (a)(1)(A)  ........................................    6.05
   (a)(1)(B)  ........................................    6.04
   (a)(2) ............................................    N.A.
   (b)    ............................................    6.07
317(a)(1) ............................................    6.08
   (a)(2) ............................................    6.09
   (b)    ............................................    2.04
318(a)    ............................................    12.01

                   N.A. means Not Applicable.

----------------
* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

     INDENTURE, dated as of August 19, 1997, between COSTCO COMPANIES, INC., a Delaware corporation ("COMPANY"), and Firstar Bank of Minnesota, N.A., as trustee (the "TRUSTEE").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Convertible Subordinated Notes due 2017 (the "SECURITIES"):

                                 ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE


     SECTION 1.01.  DEFINITIONS.

    "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "CONTROL", when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "AUTHORIZED NEWSPAPER" means the WALL STREET JOURNAL or other national newspaper, printed in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

     "BANKRUPTCY LAW" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors generally.

     "BOARD OF DIRECTORS" or "BOARD" means, with respect to any matter, either the board of directors of the Company or any committee of such board duly authorized, with respect to such matter, to exercise the powers of such board.

     "BUSINESS DAY" means each day of the year on which banking institutions in The City of New York are not required or authorized to close.

     "CAPITAL STOCK" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock issued by that corporation.

     "CASH" or "CASH" means such coin or currency of The United States of America as at any time of payment is legal tender for the payment of public and private debts.

     "CHANGE OF CONTROL" occurs upon any of the following events: (i) upon any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, or (ii) when any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors of the Company. For purposes of this definition of "Change of Control," (i) the terms "person" and "group" shall have the meaning used for purposes of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Indenture, whether or not applicable; and (ii) the term "beneficial owner" shall have the meaning used in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Indenture, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

     "COMMON STOCK" means the Common Stock, $0.01 par value per share, of the Company as it exists on the date of this Indenture or any other shares of capital stock of the Company into which such common stock shall be reclassified or changed.

     "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by either of its Chairman or Vice Chairman of the Board, its President, any Vice President, its Treasurer, or any Assistant Treasurer, and by its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary the accounts of which are consolidated with those of the Company as of such date for public financial reporting purposes.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "DEFINITIVE SECURITIES" means Securities that are in the form of Security attached hereto as Exhibit A that does not include the paragraph and schedule referred to in footnotes 1 and 2, respectively.

     "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "EXTRAORDINARY CASH DIVIDENDS" means, a cash distribution (other than repurchases of shares of Common Stock) which when combined with all other cash distributions (other than repurchases of shares of Common Stock) during the 12-month period immediately preceding and ending on the date of such distribution, would be in excess of 12.5% of the Market Capitalization of the Common Stock. "Market Capitalization" for this purpose shall mean the number of shares of the Company's publicly traded Common Stock multiplied by the Sale Price of the Common Stock on the Trading Day immediately prior to such distribution.

     "GLOBAL SECURITY" means a Security that contains the paragraph and the schedule referred to in footnotes 1 and 2, respectively, in the form of Security attached hereto as Exhibit A.

     "HOLDER" or "SECURITYHOLDER" means a person in whose name a Security is registered on the Registrar's books.

     "INDENTURE" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "INITIAL PURCHASERS" means Donaldson Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc.

     "ISSUE DATE" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "ISSUE PRICE" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

     "MARKET PRICE" means the average of the Sale Price of the Common Stock for the five Trading Day period ending on and including the third Trading Day immediately prior to but not including, the applicable Purchase Date for purposes of Section 3.08 or date of Time of Determination for purposes of
Article 10, appropriately adjusted to take into account the actual occurrence, during the seven Trading Days preceding such Purchase Date for purposes of Section 3.08 or date of Time of Determination for purposes of
Article 10, of any event described in Section 10.06, 10.07 or 10.08; SUBJECT, HOWEVER, to the conditions set forth in Sections 10.09 and 10.10.

     "OFFICER" means either Chairman or Vice Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or Assistant Secretary of the Company.

     "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Sections 12.04 and 12.05, (i) signed in the name of the Company by either its Chairman of the Board, Vice Chairman of the Board, President, any Vice President, Treasurer, any Assistant Treasurer, Controller, or any Assistant Controller, and (ii) attested to by its Secretary or any Assistant Secretary, and delivered to the Trustee.

     "OPINION OF COUNSEL" means a written opinion containing the information specified in Sections 12.04 and 12.05, if applicable, rendered by legal counsel who may be (i) an employee of, or counsel to, the Company or (ii) other counsel designated by the Company and reasonably acceptable to the Trustee.

     "ORIGINAL ISSUE DISCOUNT" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PRINCIPAL," "PRINCIPAL AMOUNT" OR "PRINCIPAL AMOUNT" of a Security means the principal amount due at the maturity date of the Security as set forth on the face of the Security.

     "PURCHASE AGREEMENT" means the agreement dated August 14, 1997 between the Company and the Initial Purchasers relating to the offer and sale of the Securities.

     "REDEMPTION DATE" or "REDEMPTION DATE" shall mean the date specified for redemption of any of the Securities in accordance with the terms of the Securities and this Indenture.

     "REDEMPTION PRICE" or "REDEMPTION PRICE" shall have the meaning set forth in paragraph 5 of the Securities.

     "REGISTRATION RIGHTS AGREEMENT" means that certain agreement among the Company and the Initial Purchasers of even date herewith relating to the registration of the Securities under the Securities Act.

     "SALE PRICE" of a single share of Common Stock on any Trading Date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case the average of the average bid and the average ask prices) on such Trading Date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES" or "SECURITY" means any of the Company's Zero Coupon Convertible Subordinated Notes due 2017, as amended or supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

     "SECURITIES CUSTODIAN" means the Registrar as custodian with respect to the Securities in global form, or any successor entity thereto.

     "SECURITYHOLDER" or "HOLDER" means a person in whose name a Security is registered on the Registrar's books.

     "SENIOR INDEBTEDNESS" means, without duplication, the principal, premium (if any) and unpaid interest on all present and future (i) indebtedness of the Company for borrowed money, (ii) obligations of the Company evidenced by bonds, debentures, notes or similar instruments, (iii) indebtedness incurred, assumed or guaranteed by the Company in connection with the acquisition by it or a Subsidiary of any business, properties or assets (except trade debt classified as accounts payable under generally accepted accounting principals), (iv) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principals, (v) reimbursement obligations of the Company in respect of letters of credit relating to indebtedness or other obligations of the Company that qualify as indebtedness or obligations of the kind referred to in clauses (i) through (iv) above, and
(vi) obligations of the Company under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, in each case unless the instrument creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding provides that such indebtedness or obligation is not senior in right of payment to the Notes.

     "STATED MATURITY", when used with respect to any Security, means the date specified in such Security as the final fixed date on which the Principal of such Security is due and payable.

     "SUBSIDIARY" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more subsidiaries of the Company, (ii) a partnership in which the Company or a subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company, a subsidiary of the Company or the Company and one or more subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

     "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of this Indenture, except as provided in Section 9.03.

     "TIME OF DETERMINATION" means the time and date of the determination of stockholders entitled to receive rights, warrants, options or a distribution, in each case, to which Sections 10.07 or 10.08 apply.

     "TRADING DAY" means each day on which the primary securities exchange or quotation system which is used to determine the Sale Price is open for trading or quotation.

     "TRANSFER RESTRICTED SECURITY" shall have the meaning set forth in the Registration Rights Agreement.

     "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

     SECTION 1.02.  OTHER DEFINITIONS.

                                                       Defined in
          Term                                           Section
         ------                                        -----------

"BENEFICIAL OWNER" ................................... 3.09(a)
"CHANGE OF CONTROL PURCHASE DATE" .................... 3.09(a)
"CHANGE OF CONTROL PURCHASE NOTICE"................... 3.09(c)
"CHANGE OF CONTROL PURCHASE PRICE" ................... 3.09(a)
"COMPANY NOTICE" ..................................... 3.08(e)
"COMPANY NOTICE DATE" ................................ 3.08(e)
"CONVERSION AGENT" ................................... 2.03
"CONVERSION DATE" .................................... 10.02
"CONVERSION RATE" .................................... 10.01
"DTC" ................................................ 2.03
"EVENT OF DEFAULT" ................................... 6.01
"EXCHANGE ACT" ....................................... 3.08(d)
"LEGAL HOLIDAY" ...................................... 11.08
"MARKET PRICE" ....................................... 3.08(d)
"NOTICE OF DEFAULT" .................................. 6.01
"OPTION".............................................. 2.02
"PAYING AGENT"........................................ 2.03
"PURCHASE DATE" ...................................... 3.08(a)
"PURCHASE NOTICE" .................................... 3.08(a)
"PURCHASE PRICE" ..................................... 3.08(a)
"REPRESENTATIVE"...................................... 11.2
"REGISTRAR" .......................................... 2.03
"SECURITIES ACT" ..................................... 3.08(d)
"SENIOR INDEBTEDNESS"................................. 11.2
"TIME OF DETERMINATION" .............................. 10.01

     SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "COMMISSION" means the SEC.

     "INDENTURE SECURITIES" means the Securities.

     "INDENTURE SECURITY HOLDER" means a Securityholder.

     "INDENTURE TO BE QUALIFIED" means this Indenture.

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

     "OBLIGOR" on the indenture securities means the Company.

     All other TIA terms used in this Indenture that are defined by the TIA or defined by TIA reference to another statute or regulation have the meanings assigned to them by such definitions.

     SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in The United States of America;

          (3)  "or" is not exclusive;

          (4)  "including" means including, without limitation; and

          (5) words in the singular include the plural, and words in the plural include the singular.


                                 ARTICLE 2

                               THE SECURITIES


     SECTION 2.01. FORM AND DATING. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (PROVIDED that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). Each Security shall be dated the date of its authentication.

     The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated August 14, 1997, between the Company and the Initial Purchasers (the "Purchase Agreement").

    SECTION 2.02. EXECUTION AND AUTHENTICATION. The Securities shall be executed by the Company by either of its Chairman or Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the Issue Date of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $800,000,000 upon a Company Order without any further action by the Company; PROVIDED, HOWEVER, that in the event that the Initial Purchasers buy any Additional Securities pursuant to the overallotment option (the "Option") granted pursuant to the Purchase Agreement, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $800,000,000, plus up to $100,000,000 in aggregate Principal Amount or such lesser amount of Securities in either case, sold pursuant to the Option upon a Company Order. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07.

     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 Principal Amount and only integral multiples thereof.

     SECTION 2.03. REGISTRAR, PAYING AGENT AND CONVERSION AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Securities may be presented for purchase or payment ("PAYING AGENT") and an office or agency where Securities may be presented for conversion ("CONVERSION AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar other than the Trustee. The agreement shall implement the provisions of this Indenture that relate to such agent. The

Company shall notify the Trustee and the Holders of the name and address of any such agent and of any change in the office or agency referred to in
Section 4.05. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

     The Company initially appoints the Registrar to act as Securities Custodian with respect to the Global Securities.

     SECTION 2.04. PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST. In accordance with Section 4.05 and except as otherwise provided herein, prior to 12:00 noon, New York City time, or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any default by the Company in making any payments in respect of the Securities, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company, a Subsidiary or an Affiliate of any of them acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any money and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money and securities.

     SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee
(i) at least semiannually on June 1 and December 1 a list of the names and addresses of Securityholders dated within 15 days of the date on which the list is furnished and (ii) at such other times as the

Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders.

     SECTION 2.06.  TRANSFER AND EXCHANGE.

     (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. (i) Upon surrender for registration of transfer of any Definitive Security, together with a written instrument of transfer satisfactory to the Trustee duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 or at the office or agency referred to in Section 4.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Definitive Securities of any authorized denomination or denominations, of a like aggregate Principal Amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Definitive Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a Definitive Security not involving any change in ownership) and (ii) in the case of Transfer Restricted Securities that are Definitive Securities, the request for transfer shall be accompanied by the following additional information and documents, as applicable:

                    (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder (to that effect (in substantially the form set forth on the reverse of the Security)); or

                    (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer", a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                    (C) if such Transfer Restricted Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or Regulation S under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                    (D) if such Transfer Restricted Security is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, that is purchasing the Security for its own account or for the account of such an institutional "accredited investor", in each case in a minimum purchase price of $250,000, not with a view to or for offer for sale in connection with any distribution in violation of the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security) and a signed transferee letter of representation in substantially the form set forth in the Offering Memorandum.

     (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Global Security, except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with written instructions of the Holder directing the Registrar to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Registrar shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly.
 If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

     (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor.

     (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A DEFINITIVE SECURITY.

          (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Registrar of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and, if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect and in the case of a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                    (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

                    (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer", a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

                    (C) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144, or Regulation S under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                    (D) if such beneficial interest is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, that is purchasing the Security for its own account or for the account of such an institutional "accredited investor", in each case in a minimum principal amount of $250,000, not with a view to or for offer for sale in connection with any distribution in violation of the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security) and a signed transferee letter of representation in substantially the form set forth in the Offering Memorandum. (in substantially the form set forth on the reverse of the Security)(all of which may be submitted by facsimile), then the Registrar or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee or the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security.

          (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar. The Registrar shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

     (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole, except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF DEPOSITARY. If at any time:

          (i) the Depositary for the Securities notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, in its sole discretion, notifies the Trustee and the Registrar in writing that it elects to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

     (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Registrar or the Securities Custodian, at the direction of the Registrar, to reflect such reduction.

     (h) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES. At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of (a) Definitive Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (b) any Securities in respect of which a Purchase Notice or a Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or (c) any Securities for a period of 15 days before the mailing of a notice of redemption.

     Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

     Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     (i) LEGENDS. (i) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

               "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
          ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY GUARANTOR, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI WHICH PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

(1)Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Act:

                    (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) of this Indenture); PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

     SECTION 2.07. REPLACEMENT SECURITIES. If (a) any mutilated Security is surrendered to the Company or the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a BONA FIDE purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 2.08. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION. Securities outstanding at any time are all the Securities authenticated by the Trustee (including any Security represented by a Global Security) except for those cancelled by it, those delivered to it for cancellation, mutilated, destroyed, lost or stolen Securities for which the Trustee has authenticated and delivered a new Security in lieu therefor pursuant to Section 2.07, those paid pursuant to Section 2.07, those reductions in the interest in a Global Security effected by the Registrar hereunder and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding, unless the Trustee receives proof satisfactory to it that the replaced Security is held by a BONA FIDE purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change in Control Purchase Date, or at Stated Maturity, money or, if permitted by the terms hereof including, without limitation, Section 3.08, securities sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue and all other rights of the Holder shall terminate (other than the right to receive the applicable Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, upon delivery of the Security in accordance with the terms of this

Indenture); PROVIDED that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 10, then from and after the Conversion Date such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

     SECTION 2.09. TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to
Section 2.03 or 4.05, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 2.10. CANCELLATION. All Securities surrendered for payment, redemption or purchase by the Company pursuant to Article 3, conversion pursuant to Article 10, registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this
Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be delivered to the Company.

     SECTION 2.11. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                 ARTICLE 3

                          REDEMPTION AND PURCHASES


     SECTION 3.01. RIGHT TO REDEEM; NOTICES TO TRUSTEE. The Company, at its option, may redeem the Securities for cash in accordance with the provisions set forth in paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

     The Company shall give the notice to the Trustee provided for in this Section 3.01 at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

     SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by lot, PRO RATA or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.02 shall affect the right of any Holder to convert any Security pursuant to Article 10 before the termination of the conversion right with respect thereto.

   SECTION 3.03. NOTICE OF REDEMPTION. At least 20 days but not more than 60 days before a Redemption Date, the Trustee, in the name and at the expense of the Company, shall cause notice of redemption to be mailed, first-class postage prepaid, to each Holder of Securities to be redeemed at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05. At the Company's written request, the Trustee shall, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each place of payment.

   The notice shall identify the Securities to be redeemed and shall state:

          (1) the Redemption Date (upon which the Redemption Price shall be paid);

          (2) the Redemption Price;

          (3) the Conversion Rate;

          (4) the name and address of the Paying Agent and Conversion Agent and of the office or agency referred to in Section 4.05;

          (5) that Securities called for redemption may be converted at any time before the close of business on the date that is seven days immediately prior to the Redemption Date;

          (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

          (7) that Securities called for redemption must be surrendered to the Paying Agent or at the office or agency referred to in Section 4.05 to collect the Redemption Price;

          (8) the CUSIP number of the Securities;

          (9) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and Principal Amounts of the particular Securities to be redeemed; and

         (10) that, unless the Company defaults in payment of the Redemption Price, Original Issue Discount on Securities called for redemption and interest, if any, will cease to accrue on and after the Redemption Date.

     At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, PROVIDED that the Company makes such request at least three Business Days prior to such notice of redemption.

     SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date stated in the notice and at the Redemption Price therefor except for Securities that are converted in accordance with the terms of this Indenture. Upon the later of the Redemption Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.05, such Securities called for redemption shall be paid at the Redemption Price therefor.

     SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 7.01(f)), not required for that purpose because of conversion of Securities pursuant to
Article 10. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

     SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

     SECTION 3.07. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Securities, the Company may arrange, in lieu of redemption, for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase all or a portion of such Securities by paying to the Trustee in trust for the Securityholders whose Securities are to be so purchased, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with interest, if any, accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers, but no such agreement shall relieve the Company of its obligation to pay such Redemption Price and interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

     SECTION 3.08.  PURCHASE OF SECURITIES AT THE OPTION OF THE
HOLDER.   (a) GENERAL.  Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of August 19, 2002, August 19, 2007 and August 19, 2012 (each, a "PURCHASE DATE"), at the purchase price specified therein (each, a "PURCHASE PRICE"), at the option of the Holder thereof, upon:

          (1) delivery to the Paying Agent or to the office or agency referred to in Section 4.05 by the Holder of a written notice of purchase (a "PURCHASE NOTICE") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

               (A) the certificate number of the Security that the Holder will deliver to be purchased;

               (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof;

               (C) that such Security shall be purchased on the Purchase Date pursuant to the terms and conditions specified in this Indenture and in paragraph 6 of the Securities; and

               (D) if the Company elects pursuant to Section 3.08(b) to pay the Purchase Price on such Purchase Date, in whole or in part, in shares of Common Stock, but such portion of the Purchase Price to be paid in Common Stock is ultimately to be paid in cash because any condition in Section 3.08(d) is not satisfied, such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which it relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the Purchase Price for all Securities subject to such Purchase Notice; and

          (2) delivery of such Security prior to, on or after the Purchase Date (together with all necessary endorsements) to the Paying Agent at the offices of the Paying Agent or to the office or agency referred to in Section 4.05, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; PROVIDED, HOWEVER, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered conforms in all respects to the description thereof in the related Purchase Notice.

     If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 3.10, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1) above, such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price otherwise payable in Common Stock.

     The Company shall purchase from the Holder thereof, pursuant to this Section 3.08, a portion of a Security if the Principal

Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions hereof shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or the office or agency referred to in Section 4.05 the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw at any time prior to the close of business on the Purchase Date such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b) COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF PURCHASE PRICE. The Securities to be purchased pursuant to Section 3.08(a) may be paid for, at the election of the Company, in cash or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 3.08. The Company shall designate, in the notice from the Company delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for cash or Common Stock, and, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; PROVIDED that the Company will pay cash for fractional interests of shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given notice thereof to Securityholders except pursuant to this Section 3.08(b) or
Section 3.08(d).

     At least five Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i) the manner of payment selected by the Company;

         (ii)  the information required by Section 3.08(e);

        (iii) that the conditions to such manner of payment set forth in Section 3.08(d) have or will be complied with; and

         (iv) whether the Company desires the Trustee to give the notice required by Section 3.08(e).

     (c) PURCHASE WITH CASH. On each Purchase Date, at the option of the Company, the Principal Amount of the Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be purchased by the Company with cash equal to the aggregate Purchase Price of such Securities.

     (d) PAYMENT BY COMMON STOCK. On each Purchase Date, at the option of the Company, the Principal Amount of the Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be purchased by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price (as defined below) of a share of Common Stock, subject to the next succeeding paragraph.

     The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent, with one-half cent being rounded upward. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

     The Company's right to exercise its election to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:

          (i) the Company's not having given notice of an election to pay entirely in cash and its giving of timely notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

          (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), in each case if required for the initial issuance thereof;

          (iii)any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

         (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and nonassessable and shall be free of any preemptive rights and any lien or adverse claim (PROVIDED that such Opinion of Counsel may state that, insofar as it relates to the absence of such preemptive rights, liens and adverse claims, it is given upon the best knowledge of such counsel), and, in the case of such Officers' Certificate, that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, that conditions (ii) and (iii) above have been satisfied.

     Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each of the seven Business Days prior to the Purchase Date. The Company may elect to pay in Common Stock only if the information necessary to calculate the Market Price is reported in THE WALL STREET JOURNAL or another daily newspaper of national circulation. If such conditions are not satisfied prior to or on the Purchase Date and the Company elected to purchase the Securities pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay, without further notice, the Purchase Price in cash.

     (e) NOTICE OF ELECTION. The Company shall send notices of its election (the "COMPANY NOTICE") to purchase with cash or Common Stock or any combination thereof to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 3.03. The Company Notice shall be sent to Holders (and to beneficial owners as required by applicable law) on a date not less than 20 Business Days prior to the Purchase Date (such date not less than 20 Business Days prior to the Purchase Date being herein referred to as the "COMPANY NOTICE DATE"). Such notices shall state the manner of payment elected and shall contain the following information:

     In the event the Company has elected to pay the Purchase Price (or any specified percentage thereof) with Common Stock, the notice shall:

          (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except for any cash amount to be paid in lieu of fractional shares);

          (2) set forth the method of calculating the Market Price of the Common Stock; and

          (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

     In any case, each notice shall include a form of Purchase Notice to be completed by the Securityholder and shall state:

          (i) the Purchase Price and Conversion Rate;

        (ii) the name and address of the Paying Agent and the Conversion Agent and of the office or agency referred to in
     Section 4.05;

       (iii) that Securities as to which a Purchase Notice has been given may be converted into Common Stock at any time prior to the close of business on the applicable Purchase Date only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

        (iv) that Securities must be surrendered to the Paying Agent or to the office or agency referred to in Section 4.05 to collect payment;

          (v) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

      (vi) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

      (vii) briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities; and

      (viii) the procedures for withdrawing a Purchase Notice
     (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08(a)(1)(D) or Section 3.10).

     At the Company's written request, the Trustee shall give such notice in the Company's name and at the Company's expense;
PROVIDED, HOWEVER, that, in all cases, the text of such notice shall be prepared by the Company.

     Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities, the Company will publish such determination in THE WALL STREET JOURNAL or another daily newspaper of national circulation and furnish the Trustee with an affidavit of publication.

     (f) COVENANTS OF THE COMPANY. All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Securities on the principal national securities exchange or over-the-counter or other domestic market on which any other shares of the Common Stock are then listed or quoted. The Company will promptly inform the Trustee in writing of any such listing.

     (g) PROCEDURE UPON PURCHASE. The Company shall deposit cash (in respect of a cash purchase under Section 3.08(c) or for fractional interests, as applicable) or shares of Common Stock, or any combination thereof, as applicable, at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the later of the Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.05, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of such Common Stock on the Business Day following the related Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred prior to the Purchase Date.

     (h) TAXES. If a Holder of a Security is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due, as set forth in an Officers' Certificate, because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

     SECTION 3.09. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON CHANGE OF CONTROL. (a) If on or prior to August 19, 2002 there shall have occurred a Change of Control, Securities shall be purchased, at the option of the Holder thereof, by the Company at the purchase price specified in paragraph 6 of the Securities (the "CHANGE OF CONTROL PURCHASE PRICE"), on the date that is 35 Business Days after the occurrence of the Change of Control (the "CHANGE OF CONTROL PURCHASE DATE"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

     Notwithstanding the foregoing provisions of this Section 3.09, a Change of Control shall not be deemed to have occurred if at any time the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan files or becomes obligated to file a report under or in response to Schedule 13D or
Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

     (b) Within 15 Business Days after the occurrence of a Change of Control,
(i) the Company shall mail a written notice of such Change of Control by first-class mail to the Trustee and to each Holder (and to beneficial owners if required by applicable law) and (ii) the Company shall cause a copy of such notice to be published in THE WALL STREET JOURNAL or another daily newspaper of national circulation. The notice shall include a form of Change of Control Purchase Notice to be completed by the Securityholder and shall state:

          (1) the events causing a Change of Control and the date such Change of Control is deemed to have occurred for purposes of this Section 3.09;

          (2) the date by which the Change of Control Purchase Notice pursuant to this Section 3.09 must be given;

          (3) the Change of Control Purchase Date;

          (4) the Change of Control Purchase Price;

          (5) the name and address of the Paying Agent and the Conversion Agent and the office or agency referred to in Section 4.05;

          (6) the Conversion Rate and any adjustments thereto;

          (7) that Securities as to which a Change of Control Purchase Notice has been given may be converted into Common Stock (or, in lieu thereof, cash, if the Company shall so elect) at any time prior to the close of business on the Change of Control Purchase Date only if the Change of Control Purchase Notice has been withdrawn by the Holder in accordance with the terms of this Indenture;

          (8) that Securities must be surrendered to the Paying Agent or the office or agency referred to in Section 4.05 to collect payment;

          (9) that the Change of Control Purchase Price for any Security as to which a Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Security as described in (8);

        (10) the procedures the Holder must follow to exercise rights under this Section 3.09 and a brief description of those rights;

        (11)  briefly, the conversion rights of the Securities;  and

        (12)  the procedures for withdrawing a Change of Control Purchase
     Notice.

     (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "CHANGE OF CONTROL PURCHASE NOTICE") to the Paying Agent or to the office or agency referred to in
Section 4.05 at any time prior to the close of business on the Change of Control Purchase Date, stating:

          (1) the certificate number of the Security which the Holder will deliver to be purchased;

          (2) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

          (3) that such Security shall be purchased on the Change of Control Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities.

     Receipt of the Security by the Paying Agent prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), at the offices of the Paying Agent or to the office or agency referred to in
Section 4.05 shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; PROVIDED, HOWEVER, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Paying Agent or such office or agency shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

     The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control Purchase Date and the date such Securities are surrendered to the Paying Agent or at the office or agency referred to in Section 4.05.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or to the office or agency referred to in Section 4.05 the Change of Control Purchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to or on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent or to such office or agency in accordance with Section 3.10.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

     SECTION 3.10. EFFECT OF PURCHASE NOTICE OR CHANGE OF CONTROL PURCHASE NOTICE. Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change of Control Purchase Price shall be paid to such Holder promptly following the later of (x) the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent or to the office or agency referred to in
Section 4.05 by the Holder thereof in the manner required by Section 3.08(a) and (g) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice, as the case may be, unless such Purchase Notice or Change of Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Change of Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent or to the office or agency referred to in
Section 4.05 at any time on or prior to the Purchase Date or the Change of Control Purchase Date, as the case may be, specifying:

          (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

          (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (3) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Change of Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

     There shall be no purchase of any Securities pursuant to Sections 3.08 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares of Common Stock) or 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change of Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been withdrawn in compliance with this

Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 3.11. DEPOSIT OF PURCHASE PRICE OR CHANGE OF CONTROL PURCHASE PRICE. Prior to 3:00 p.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds or securities, if expressly permitted hereunder, sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be.

     SECTION 3.12. SECURITIES PURCHASED IN PART. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent or the office or agency referred to in Section 4.05 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased.

     SECTION 3.13. COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and (iii) otherwise comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon purchase of the Securities (including positions of the SEC under applicable no-action letters) so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

     SECTION 3.14. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company, upon written request, any cash or shares of Common Stock, together with interest on such cash as hereinafter provided and dividends on such shares of Common Stock, if any (subject to the provisions of Section 7.01(f)), held by them for the payment of a Purchase Price or Change of Control Purchase Price, as the case may be, of the Securities that remain unclaimed as provided in paragraph 12 of the Securities; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to
Section 3.11 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Securities or portions thereof to be purchased, then promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest as hereinafter provided or dividends, if any, thereon (subject to the provisions of Section 7.01(f)). Any cash deposited with the Trustee or with the Paying Agent pursuant to Section 3.11 hereof, shall be invested by the Trustee or Paying Agent, as applicable, in short term obligations of, or fully guaranteed by, the United States of America, or commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc. as specifically directed in writing by the Company. Interest earned on such investments shall be repaid to the Company pursuant to this Section 3.14. Except as provided for in this Section 3.14, the Trustee shall be under no liability for interest on any money received by it pursuant to this Indenture.

                                 ARTICLE 4

                                 COVENANTS


     SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due.

     The Company shall, to the extent permitted by law, pay interest on overdue amounts at the per annum rate of interest set forth in paragraph 1 of the Securities, compounded semi-annually, which interest on overdue amounts (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amounts were originally due and payable.

     SECTION 4.02. SEC REPORTS. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act (or any such successor provisions thereto). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (or any such successor provisions), it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission and, in each case, together with a management's discussion and analysis of results of operations and financial condition as such would be so required. In addition, for so long as the Notes are Transfer Restricted Securities, the Company will continue to provide to Holders and to prospective purchasers of the Securities, the information required by Rule 144A(d)(4) under the Securities Act, and the Trustee shall make any such reports available to Securityholders upon request. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA
Section 314(a), to the extent such provisions are applicable.

     SECTION 4.03. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULTS. (a) To the extent required by applicable law, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending nearest September 1, 1997) a certificate of the principal executive officer, the principal financial officer, or principal accounting officer of the Company stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 4.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     (b) The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of such Default or Event of Default.

     SECTION 4.04. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, in such location as may be required by the rules of any securities exchange or quotation system on which the Securities may from time to time be listed, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee in The City of New York, at which at any particular time its corporate trust business shall be principally administered, which office on the date hereof is located at IBJ Schroeder Bank & Trust, 1 State Street Plaza, New York, New York 10004, shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change of location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The Borough of Manhattan, The City of New York, for such purposes.

     SECTION 4.06. CALCULATION OF ORIGINAL ISSUE DISCOUNT. The Company shall file with the Trustee promptly following the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year.

                            ARTICLE 5

                      SUCCESSOR CORPORATION

     SECTION 5.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS. So long as any Securities shall be outstanding, the Company shall not, directly or indirectly, consolidate with or merge with or into any other corporation or other person or sell, lease, convey or transfer all or substantially all of its properties and assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons (such successor corporation or person, as the case may be, shall in this Article 5 be referred to as the "Successor Company"), unless

          (1) either (x) in the case of a merger or consolidation, the Company shall be the continuing corporation or (y) the Successor Company (if other than the Company) shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities and the performance of every covenant of this Indenture and in the Securities on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     SECTION 5.02. SUCCESSOR COMPANY SUBSTITUTED. Upon any consolidation with or merger into any other corporation or other person, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the Successor Company or person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Company or person had been named as the Company herein, and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.14, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                  ARTICLE 6

                           DEFAULTS AND REMEDIES

     SECTION 6.01.  EVENTS OF DEFAULT.  An "EVENT OF DEFAULT" occurs if:

          (1) the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change of Control Purchase Price on any Security, when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment shall be prohibited by this Indenture;

          (2) the Company fails to comply with any of its agreements in the Securities or this Indenture and such failure continues for 60 days after receipt by the Company of a Notice of Default;

          (3) the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (D) makes a general assignment for the benefit of its creditors;

               (E) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (F) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

          (4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

               (B) appoints a Custodian of the Company or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Company;

     and the order or decree remains unstayed and in effect for 60 days;

          (5) the Company fails to deliver shares of Common Stock or pay cash in lieu of fractional shares in accordance with the terms hereof when such Common Stock or cash in lieu of fractional shares is required to be delivered, upon conversion of a Security and such failure is not remedied for a period of 10 days; or

          (6) (a) default shall occur (i) in the payment of any principal on any debt for borrowed money of the Company, in an aggregate principal amount in excess of $10.0 million, when due at its final maturity, or (ii) in the performance of any term or provision of any debt for borrowed money of the Company in an aggregate principal amount in excess of $10.0 million that results in such debt becoming or being declared due and payable.

     A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (2) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice and the lapse of time or both would become an Event of Default under clause (2) or clause (6), its status and what action the Company is taking or proposes to take with respect thereto.

     SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(3) or (4)) occurs and is continuing, unless the Principal Amount of all the Securities shall have already become due and payable, either the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price and accrued Original Issue Discount through the date of declaration on all the Securities to be immediately due and payable, whereupon such Issue Price and accrued Original Issue Discount shall be due and payable immediately; PROVIDED that, if an Event of Default specified in
Section 6.01(3) or (4) occurs and is continuing, the Issue Price and accrued Original Issue Discount on all the Securities through the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price and accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section

6.01(1), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (c) a Default under Article 10. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee shall have been provided with reasonable security or indemnity against such liability satisfactory to the Trustee.

     SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in aggregate Principal
     Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

     SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.06.

     SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.06;

         SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Change of Control Purchase Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

         THIRD:  the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit initiated by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

     SECTION 6.12. NOTICE OF DEFAULTS. The Trustee shall, within 90 days after the occurrence of any Default, mail to all Holders of Securities, as the names and addresses of such Holders appear on the books of registry of the Company, notice of all Defaults of which the Trustee shall be aware, unless such Defaults shall have been cured or waived before the giving of such notice; PROVIDED that, except in the case of a Default described in
Section 6.01(1), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.

     SECTION 6.13. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change of Control Purchase Price in respect of the Securities, or any interest on any such amounts, as contemplated herein, or that may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    TRUSTEE

     SECTION 7.01. RIGHTS OF TRUSTEE. (a) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (b) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (d) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (e) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as provided in
Section 3.14 hereof, the Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder.

     (f) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

     (g) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (h) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

     (i) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.

     (j) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (k) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee reasonably believes that a default may exist, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (l) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (m) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     SECTION 7.02. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

     SECTION 7.03. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     SECTION 7.04. NOTICE OF DEFAULTS. The Trustee shall, within 90 days after the occurrence of any Default, mail to all Holders of Securities, as the names and addresses of such Holders appear on the books of registry of the Company, notice of all Defaults of which the Trustee shall be aware, unless such Defaults shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(1), the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Trust Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities.

     SECTION 7.05. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 15 beginning with the May 15, 1997 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such June 1 that complies with TIA Section 313(a), if required by said Section. The Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Securityholders shall be provided to the Company and shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company agrees promptly to notify the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.06. COMPENSATION AND INDEMNITY. The Company agrees:(a) to pay to the Trustee from time to time such compensation (in accordance with a fee schedule agreed upon from time to time) for all services rendered by it hereunder (which compensation shall not (to the extent permitted by law) be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Trustee (in accordance with a fee schedule agreed upon from time to time) upon its request and, if required by the Company, submission of reasonable documentation for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (c) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The Trustee shall give the Company notice of any claim or liability for which the Trustee might be entitled to indemnification under subparagraph (c) of this Section 7.06, within a reasonable amount of time after a Trust Officer of the Trustee actually becomes aware of such claim or liability. To secure the Company's payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.

     The Company's payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(3) or (4), the expenses are intended to constitute expenses of administration under the Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

     SECTION 7.07. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; PROVIDED, HOWEVER, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.07. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee (subject to the consent of the Company, such consent not to be unreasonably withheld). The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.09;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.09, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     SECTION 7.08. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     SECTION 7.09. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Sections

310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In determining whether the Trustee has conflicting interests as defined in TIA Section 310(b)(1), the provisions contained in the proviso to TIA Section 310(b)(1) shall be deemed incorporated herein.

     SECTION 7.10. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

     SECTION 7.11. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE


     SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms hereof, securities sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company (including, without limitation, sums payable by delivery of shares of Common Stock pursuant to Section 3.08), then this Indenture shall, subject to Section 7.06, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

     SECTION 8.02. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; PROVIDED, HOWEVER, that at the Company's written request, the Trustee or such Paying Agent, before being required to make any such return, shall, at the expense of the Company, cause to be published once in THE WALL STREET JOURNAL or another daily newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 9

                                   AMENDMENTS

     SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency; PROVIDED, HOWEVER, that such amendment does not materially adversely affect the rights of any Securityholder;

          (2) to comply with Article 5 or Section 10.14;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

          (4) to make any change that does not adversely affect the rights of any Securityholder;

          (5) to add to the covenants or obligations of the Company hereunder, for the benefit of the Securityholders, or to surrender any right, power or option herein conferred upon the Company; or

          (6) to make any change to comply with the TIA.

     SECTION 9.02. WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

          (1) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;

          (2) make any change to the rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of the Securities or extend the time for payment of accrued Original Issue Discount or interest, if any, on any Security;

          (3) reduce the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

          (4) reduce the amount of cash payable in respect of conversion upon the Company's election to pay cash with respect thereto, the Redemption Price, Purchase Price or Change of Control Purchase Price of any Security or extend the date on which the Purchase Price or Change of Control Purchase Price of any Security is payable;

          (5) make any Security payable in money or securities other than that stated in the Security;

          (6) make any change in Section 6.04 or this Section 9.02, except to increase any percentage referred to therein, or make any change in
     Section 6.07;

          (7) make any change that adversely affects the right to convert any Security (including the right to receive cash in lieu of Common Stock except as set forth in Section 9.01(4));

          (8) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture (including the right to receive cash if the Company has elected to pay cash upon such purchase);

          (9) make any change to the provisions of this Indenture relating to the purchase of Securities at the option of the Holder pursuant to
     Section 3.08 or 3.09 which change would result in a violation of applicable federal or state securities laws (including positions of the SEC under applicable no-action letters), whether as a result of the exercise or performance of any rights or obligations under such provisions or otherwise; or

          (10) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall comply with the TIA as then in effect.

     SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder, except as provided in Section 9.02.

     SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

     SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                 ARTICLE 10

                                 CONVERSION


     SECTION 10.01. CONVERSION PRIVILEGE. A Holder of a Security may convert such Security into Common Stock at any time (subject to the limitation described in Section 3.03(5)) during the period stated in paragraph 8 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "CONVERSION RATE") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth.

     A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     SECTION 10.02. CONVERSION PROCEDURE. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "CONVERSION DATE"). The Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 10.03.

     The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; PROVIDED, HOWEVER, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED, FURTHER, that such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

     Holders may surrender a Security for conversion by means of book entry delivery in accordance with paragraph 8 of the

Securities and the regulations of the applicable book entry facility.

     No payment or adjustment will be made for dividends on any Common Stock except as provided in this Article 10. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of any fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

     If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be computed based on the total Principal Amount of the Securities converted.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

     If the last day on which a Security may be converted is a Legal Holiday in a place where the Conversion Agent is located, the Security may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

     SECTION 10.03. FRACTIONAL SHARES. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/1,000th of a share by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

     SECTION 10.04. TAXES ON CONVERSION. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due, as set forth in an Officers' Certificate, because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     SECTION 10.05. COMPANY TO PROVIDE STOCK. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities for shares of Common Stock.

     All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     SECTION 10.06. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If, after the Issue Date, the Company:

          (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

          (3) combines its outstanding shares of Common Stock into a smaller number of shares;

          (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

          (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock), then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If after an adjustment a Holder of a Security upon conversion of such Security may receive shares or other units of two or more classes or series of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of Capital Stock as is contemplated by this Article 10 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 10.

     SECTION 10.07. ADJUSTMENT FOR RIGHTS ISSUE. If, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Market Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                  (0 + N)
                                -----------
                    R' = R  x   0 + (N x P)
                                     -----
                                       M

where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     0 = the number of shares of Common Stock outstanding on the record date for the distribution.

     N = the number of additional shares of Common Stock offered pursuant to the distribution.

     P  = the offering price per share of such additional shares.

     M =  the Market Price.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.07 applies.

     No adjustment shall be made under this Section 10.07 if the application of the formula stated above in this Section 10.07 would result in value of R' that is equal to or less than the value of R.

     SECTION 10.08. ADJUSTMENT FOR OTHER DISTRIBUTIONS. If, after the Issue Date, the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.06 and distributions of rights, warrants or options referred to in Section 10.07 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earned surplus as shown on the books of the Company, unless such cash dividends or other cash distributions are Extraordinary Cash Dividends, the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.08, in accordance with the formula:

                                   M
                                  ---
                         R' = R x M-F

where:

     R' = the adjusted Conversion Rate.

     R  = the current Conversion Rate.

     M  = the Market Price.

     F = the fair market value (on the record date for the distribution to which this Section 10.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.08 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

The Board of Directors shall determine fair market values for the purpose of this Section 10.08.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.08 applies.

     In the event that, with respect to any distribution to which this
Section 10.08 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is greater than "M", then the adjustment provided by this Section 10.08 shall not be made and in lieu thereof the provisions of Section 10.14 shall apply to such distribution.

     SECTION 10.09. WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% (E.G., if the Conversion Rate is 4, an increase or decrease of .04 (1% of 4)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

     SECTION 10.10. WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08 or 10.14 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

     No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value or no par value of the Common Stock.

     No adjustment need be made unless such adjustment, together with any other adjustments similarly deferred equals at least 1% of the then current Conversion Rate.

     To the extent the Securities become convertible into cash pursuant to the terms of Section 10.08 or 10.14, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Rate to the extent, but only to the extent, such adjustment results in the following quotient being less than the par value of the Common Stock: (i) the Issue Price plus accrued Original Issue Discount as of the date such adjustment would otherwise be effective divided by (ii) the Conversion Rate as so adjusted.

     SECTION 10.11. NOTICE OF ADJUSTMENT.  Whenever the Conversion
Rate is adjusted, the Company shall file with the Trustee and the Conversion Agent a notice of such adjustment and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent will promptly mail such notice to Securityholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     SECTION 10.12. VOLUNTARY INCREASE. The Company from time to time may increase the Conversion Rate by any amount and for any period of time (PROVIDED that such period is not less than 20 Business Days). Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

     A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Sections 10.06, 10.07 or 10.08.

     SECTION 10.13. NOTICE OF CERTAIN TRANSACTIONS.  If:

          (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06,
     10.07 or 10.08 (unless no adjustment is to occur pursuant to Section 10.10); or

          (2) the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

          (3) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution of the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 10.14. REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS.
If the Company is a party to a transaction subject to Section 5.01
(other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

     If this Section applies, neither Section 10.06 nor 10.07 applies.

     If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.08, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

     SECTION 10.15. COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors must make pursuant to this Article 10 is conclusive.

     SECTION 10.16. TRUSTEE'S ADJUSTMENT DISCLAIMER. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 10. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 10.16 as the Trustee.

     SECTION 10.17. SIMULTANEOUS ADJUSTMENTS. If this Article 10 requires adjustments to the Conversion Rate under more than one of Sections 10.06(4),
10.07 or 10.08, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.06, second, the provisions of Section 10.08 and, third, the provisions of Section 10.07.

     SECTION 10.18. SUCCESSIVE ADJUSTMENTS. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

                                 ARTICLE 11

                               SUBORDINATION

     SECTION 11.01. SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

          The Company and each Holder, by its acceptance of Securities, agrees that (a) the payment of the principal, premium of and interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (including, without limitation, pursuant to Article 3) is subordinated, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

          This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

     SECTION 11.02. NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

     (a) No payment may be made by the Company on account of the principal of, premium, if any, or interest on, the Securities, or to acquire any of the Securities (including repurchases of Securities at the option of the Holder) for cash or property, or on account of the redemption provisions of the Securities, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness are first paid in full, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to the Company and the Trustee by the holders of at least 25% in aggregate principal amount outstanding of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on, the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities. Notwithstanding the foregoing provisions of this Subsection 11.02(b), unless
(i) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of Payment Notices may be given; PROVIDED, HOWEVER, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

     (c)  In the event that, notwithstanding the foregoing provisions of this
Section 11.02, any payment or distribution of assets of the Company shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 11.02, then such payment, Paying Agent or distribution (subject to the provisions of Section 11.07) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

     SECTION 11.03. SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION.

          Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

     (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on, or with respect to the Securities;

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this Article 11, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

     (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of or interest on the Securities before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Section 11.07) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

     SECTION 11.04. SECURITYHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

          Subject to the payment in full of all Senior Indebtedness as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article 11, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

     SECTION 11.05.  OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

          Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the Company's obligation, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article 11 or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11 so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article 11. Nothing in this Section 11.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.06.

     SECTION 11.06.  TRUSTEE ENTITLED TO ASSUME PAYMENTS NOT
PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to assume that no such fact exists.

     SECTION 11.07.  APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH
IT.

          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article 8 shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article 11. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 11.01, 11.02, 11.03 and 11.04; PROVIDED that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

     SECTION 11.08. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

          No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article 11 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

     SECTION 11.09. SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES.

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article 11 and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

     SECTION 11.10. RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

          The Trustee shall be entitled to all of the rights set forth in this Article 11 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

     SECTION 11.11. ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT.

          The failure to make a payment on account of principal of, premium, if any, interest on, the Securities by reason of any provision of this
Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default under Article 6 or in any way prevent the Holders from exercising any right hereunder.

     SECTION 11.12. NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF SENIOR INDEBTEDNESS.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative. The TIA is incorporated by reference into this Indenture as if the Notes were registered under the Securities Act.

                                 ARTICLE 12

                               MISCELLANEOUS

     SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 12.02 NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

          if to the Company:

          Costco Companies, Inc.
          999 Lake Drive
          Issaquah, Washington  98027
          Attention:  Treasurer

          Telephone:     (425) 313-6750

     if to the Trustee:

          Firstar Bank of Minnesota, N.A.
          Corporate Trust Trustee Administration
          101 East Fifth Street
          St. Paul, Minnesota   55101-1860


     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be mailed by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     SECTION 12.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     SECTION 12.04  CERTIFICATE AND OPINION AS TO CONDITIONS
PRECEDENT.  Upon any request or application by the Company to the

Trustee to take any action under this Indenture, the Trustee may require the Company to furnish either or both of the following:

          (1) an Officers' Certificate stating that, in the opinion of the principal signer thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     SECTION 12.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the principal signer of such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3) a statement that, in the opinion of the principal signer, he or she has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

     SECTION 12.06 SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.07 RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of the Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     SECTION 12.08 LEGAL HOLIDAY. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

     SECTION 12.09 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 12.10 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 12.11 SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 12.12 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                                 SIGNATURES

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                              COSTCO COMPANIES, INC.



                              By
                                 -----------------------------
                                 Title:


                              FIRSTAR BANK OF MINNESOTA N.A.
                                   as Trustee



                              By
                                 -----------------------------
                                 Title:

                                                                      EXHIBIT A


                             [FORM OF FACE OF NOTE]


     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT OF THIS SECURITY IS $500.60. THE ISSUE DATE IS AUGUST 19, 1997, AND THE YIELD TO STATED MATURITY IS 3.50% PER ANNUM (COMPUTED ON A SEMIANNUAL BOND EQUIVALENT BASIS).



     "THIS NOTE (OR ITS PREDECESSOR)HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY,
(B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (F) TO AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT WHICH DELIVERS A CERTIFICATE IN THE FORM OF EXHIBIT B TO THE INDENTURE TO THE INDENTURE TRUSTEE UNDER THE INDENTURE DATED AS OF AUGUST 19, 1997, BETWEEN THE COMPANY AND FIRSTAR BANK OF MINNESOTA, N.A., AS INDENTURE TRUSTEE, OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                             COSTCO COMPANIES, INC.

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTE DUE 2017

No.

Issue Date:                                  CUSIP No.
Issue Price:             $
Original Issue Discount: $
(for each $1,000 Principal amount)

     Costco Companies, Inc., a Delaware corporation, promises to pay to _________, or registered assigns, the Principal Amount of______________
_____Dollars on August 19, 2017.

    This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

                                   COSTCO COMPANIES, INC.


                                   By: ________________________
                                       Title:


ATTEST:


_______________________________




Date:  ________________________

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION



________________________________


as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture.





By:  __________________________________
          Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

               ZERO COUPON CONVERTIBLE SUBORDINATED NOTE DUE 2017

          Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest therein.

1.   INTEREST

     This Security shall not bear interest except as specified in this paragraph. If the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Change of Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if shares of Common Stock (or cash in lieu of fractional shares) in respect of a conversion of this Security in accordance with the terms of Article 10 of the Indenture is not delivered when due, then in each such case the overdue amount shall bear interest at the rate of 3.50% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

     Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security), in the period during which a Security remains outstanding, shall accrue at 3.50% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security, and cease to accrue on the earlier of (a) the date on which the Principal Amount at Stated Maturity hereof or any portion of such
-----------------
    Include if Global certificate.

Principal Amount at Stated Maturity becomes due and payable and (b) any Redemption Date, Conversion Date, Change of Control Purchase Date, Purchase Date or other date on which such Original Issue Discount shall cease to accrue in accordance with Section 2.08 of the Indenture.

2.   METHOD OF PAYMENT

    Subject to the terms and conditions of the Indenture, Costco Companies, Inc. (the "Company") will make payments in respect of the Securities to the persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date, Change of Control Purchase Date or Conversion Date, as the case may be. Holders must surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments in respect of a certificated Security, if applicable, by check payable in such money; provided that payment by wire transfer of immediately available funds will be required with respect to payments in respect of all Global Securities and all other Securities the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent five days before the payment date.

3.   PAYING AGENT, CONVERSION AGENT AND REGISTRAR

     Initially, Firstar Bank of Minnesota, N.A., as trustee (the
"Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar, upon notice to the Trustee and the Holders.
The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.   INDENTURE

     The Company issued the Securities under an Indenture, dated as of August 19, 1997 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and, as in effect on the date of the Indenture (the "TIA"), except as provided in
Section 9.03 of the Indenture. Capitalized terms used herein or on the face hereof and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general, unsecured obligations of the Company limited to the aggregate Principal Amount specified in Section 2.02 of the Indenture (subject to Section 2.07 of the Indenture). The

Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   REDEMPTION AT THE OPTION OF THE COMPANY

     No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, PROVIDED, that the Securities are not redeemable prior to August 19, 2002.

     The table below shows the Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued from and including the next preceding date in the table through the actual Redemption Date.


                                               REDEMPTION
REDEMPTION DATE                                  PRICE
---------------                                  -----
August 19, 2002..................              $594.25
August 19, 2003..................               615.23
August 19, 2004..................               636.95
August 19, 2005..................               659.44
August 19, 2006..................               682.72
August 19, 2007..................               706.82
August 19, 2008..................               731.78
August 19, 2009..................               757.62
August 19, 2010..................               784.36
August 19, 2011..................               812.06
August 19, 2012..................               840.73
August 19, 2013..................               870.41
August 19, 2014..................               901.14
August 19, 2015..................               932.96
August 19, 2016..................               965.90

At maturity.....................              1,000.00

6.   PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Stated Maturity of such Securities, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Price (equal to the Issue Price plus accrued Original Issue Discount through such Purchase Date) may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.

          Purchase Date             Purchase Price
          -------------             --------------
          August 19, 2002              $594.25
          August 19, 2007              $706.82
          August 19, 2012              $840.73

     Subject to the terms and conditions of the Indenture, if any Change of Control occurs on or prior to August 19, 2002, the Company shall, at the option of the Holder, purchase all Securities for which a Change of Control Purchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is 35 Business Days after the occurrence of such Change of Control, for a Change of Control Purchase Price equal to the Issue Price, plus accrued Original Issue Discount through the Change of Control Purchase Date, which Change of Control Purchase Price shall be paid in cash.

    Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture prior to the close of business on the Purchase Date or Change of Control Purchase Date, as the case may be.

    If cash sufficient to pay the Purchase Price or Change of Control Purchase Price of all Securities or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holders thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change of Control Purchase Price, as the case may be, upon surrender of such Security).

7.   NOTICE OF REDEMPTION

     Notice of redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in integral multiples of $1,000 of Principal Amount.

8.   CONVERSION

     Subject to the next two succeeding sentences, a Holder of a Security may convert it into Common Stock of the Company at any time before the close of business on August 19, 2017; PROVIDED, HOWEVER, that if a Security is called for redemption, the Holder may convert it at any time before the close of business on the date that is seven days prior to the Redemption Date. The number of shares of Common Stock to be delivered upon conversion of a Security into Common Stock per $1,000 of Principal Amount shall be equal to the Conversion Rate. A Security in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

    The initial Conversion Rate is 11.3545 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

    To convert a Security a Holder must (i) complete and manually sign the conversion notice on the back of the Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent (or the office or agency referred to in Section 4.05 of the Indenture), (ii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iii) pay any transfer or similar tax, if required.

     If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Securities converted.

    A Holder may convert a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock, except as provided in the Indenture. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed paid in full to the Holder thereof through the delivery of the Common Stock in exchange for the Security being converted pursuant to the terms hereof, and the fair market value of such Common Stock (together with any cash payment in lieu of fractional shares of Common Stock) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue Price of the Security being converted pursuant to the provisions hereof.

    The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Market Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

    If the Company is a party to a consolidation, merger or binding share exchange of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another person, or in certain other circumstances described in the Indenture, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.   CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

     Any Securities called for redemption, unless surrendered for conversion before the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, together with accrued interest if any, to the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders and to make payment for such Securities to the Trustee in trust for such Holders.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

11.  PERSONS DEEMED OWNERS

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.  UNCLAIMED MONEY OR SECURITIES

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, PROVIDED, HOWEVER, that at the Company's request, the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in THE WALL STREET JOURNAL or another newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and the Paying Agent shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

13.  AMENDMENT; WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with Article 5 or Section 10.14 of the Indenture or to make any change that does not adversely affect the rights of any Securityholder.

14.  DEFAULTS AND REMEDIES

    Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price or Change of Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (ii) failure either to deliver shares of Common Stock (or cash in lieu of fractional shares) in accordance with the terms of the Indenture when such Common Stock (or cash in lieu of fractional shares) is required to be delivered following conversion of a Security and such failure is not remedied for a period of 10 days; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default (A) in the payment of any principal on any debt for borrowed money of the Company, in an aggregate principal amount in excess of $10 million when due at its final maturity, or (B) in the performance of any term or provision of any debt for borrowed money of the Company in an aggregate principal amount in excess of $10 million that results in such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

    Securityholders may not enforce the Indenture or the Securities, except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

15.  TRUSTEE DEALINGS WITH THE COMPANY

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES

     In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

18.  SUBORDINATION

     The Securities are subordinated to Senior Indebtedness (as defined in the Indenture), and all obligations of the Company with respect to the Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

19.  AUTHENTICATION

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Certificate of Authentication on the other side of this Security.

20.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common) and CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

21.  GOVERNING LAW

    THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR

-------------------

     This certificate shall be included only for the Transfer Restricted Securities.

ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                             -------------------

     The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     Costco Companies, Inc.
     999 Lake Drive
     Issaquah, Washington  98027
     Attn:  Treasurer

         ASSIGNMENT FORM                  CONVERSION NOTICE

To assign this Security, fill      To convert this Security into
in the form below:                 Common Stock of the Company,
                                   check the box:

                                          ----
I or we assign and transfer               :   :
this Security to                          :   :
                                          -----

     ------------------------
     (Insert assignee's soc.
     sec. or tax ID no.)           To convert only part of this
                                   Security, state the Principal
------------------------------     Amount to be converted (which
                                   must be $1,000 or an integral
------------------------------     multiple of $1,000):

                                       ----------
------------------------------         :$       :
                                       ----------
------------------------------
(Print or type assignee's
name, address and zip code)        If you want the stock
                                   certificate made out in
and irrevocably appoint            another person's name, fill
____________________ agent         in the form below:
to transfer this Security on
the books of the Company.  The         ----------
agent may substitute another           :        :
to act for him.                        ----------

                                        (Insert person's soc.
          EXCHANGE FORM                 sec. or tax ID no.)

To exchange its beneficial         ------------------------------
interest in Global Security
held by the Depositary for a       ------------------------------
Security or Securities in
definitive, registered form of     ------------------------------
authorized denominations and an
aggregate principal amount equal   ------------------------------
to its beneficial interest in      (Print or type person's name,
such Global Security, a Holder     address and zip code)
should check the box

    -----
    :    :
    :    :
    -----


------------------------------------------------------------------------------

Date:                  Your Signature:                         *
      ----------------                 ------------------------

------------------------------------------------------------------------------

(Sign exactly as your name appears on the other side of this Security)

* Your signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES***

          The following exchanges of a part of this Global Security for Definitive Securities have been made:

          Amount of         Amount of         Principal Amount
          decrease in       increase in       at Maturity         Signature of
          Principal Amount  Principal Amount  of this Global      authorized
          at Maturity       at Maturity of    Security following  signatory of
Date of   of this Global    this Global       such decrease (or   Trustee or
Exchange  Security          Security          increase)           Securities
                                                                  Custodian
-------------------------------------------------------------------------------

-------------------

*** This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES

Re:  ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE 2017 OF COSTCO
     COMPANIES, INC.

     This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

     / / has requested the Registrar by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     / / has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.

          In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.06 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

     / / Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

     / / Such Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities
Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06 (d)(i)(B) of the Indenture).

     / / Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or Regulation S under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).

-------------------

     / / Such Security is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, that is purchasing such Security for its own account or for the account of such an institutional "accredited investor" in each case in a minimum principal amount of $250,000, not with a view to or for offer for sale in connection with any distribution in violation of the Securities Act. A signed transferee letter of representation accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(D) or Section 2.06(d)(i)(D) of the Indenture)


                                        ---------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           ------------------------


Date:
     ---------------------------